                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                  ANIXTER LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2001

To the Stockholders of Anixter International Inc.:

     The Annual Meeting of Stockholders of Anixter International Inc. will be held at One North Franklin Street, Chicago, Illinois on Thursday, May 24, 2001, at 2:00 p.m., for the purpose of:

     (1) electing ten Directors;

     (2) approving the Company's 2001 Stock Incentive Plan; and

     (3) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076, and will also be available at the meeting.

     A copy of Anixter International Inc.'s Annual Report to Stockholders for the fiscal year ended December 29, 2000 is being mailed to all registered holders. Only one annual report and proxy statement is being delivered to consenting multiple stockholders sharing an address unless Anixter International Inc. has received contrary instructions from one or more of the holders. Stockholders at a shared address who are receiving a single copy of the annual report and proxy statement and who wish to receive separate copies now and/or in the future should make a request in writing to the Corporate Secretary at Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076 or by phone at 847-677-2600. Additional copies of the annual report and proxy statement may be obtained without charge by writing to the Corporate Secretary or from the Company's website at http://www.anixter.com/investor/d0200p01.htm. Stockholders at a shared address who are receiving multiple copies of those documents and who wish to receive a single copy should direct their request to the bank or brokerage firm which holds their shares.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ James E. Knox
                                          James E. Knox, Secretary

Chicago, Illinois
April 19, 2001

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED. IF YOU ELECTED TO RECEIVE THE PROXY STATEMENT AND ANNUAL REPORT ELECTRONICALLY OVER THE INTERNET YOU WILL NOT RECEIVE A PAPER PROXY CARD AND SHOULD VOTE ONLINE, UNLESS YOU CANCEL YOUR ENROLLMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT AND YOU DID NOT ELECT TO RECEIVE THE MATERIALS THROUGH THE INTERNET, YOU MAY BE ELIGIBLE TO VOTE YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED VOTING FORM FOR INSTRUCTIONS.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         OF ANIXTER INTERNATIONAL INC.

                            TO BE HELD MAY 24, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company's corporate headquarters are located at 4711 Golf Road, Skokie, Illinois 60076 (telephone 847-677-2600). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 19, 2001. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 24, 2001, at 2:00 p.m., at One North Franklin Street, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $5,000 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, IN FAVOR OF Proposal 1 to approve the 2001 Stock Incentive Plan, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of April 2, 2001, 35,864,789 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by plurality of the votes of the shares represented at the meeting and the approval of the 2001 Stock Incentive Plan will be determined by the affirmative vote of the majority of the shares represented at the meeting. As a result, shares represented at the meeting and entitled to vote for directors, but which abstain from voting or withhold votes, will be counted toward a quorum, will not affect the election of directors, but will in effect be counted against the approval of the 2001 Stock Incentive Plan, unless such abstention is by virtue of a "broker non-vote." Broker non-votes are proxies submitted by brokers without instructions on voting on the approval of the 2001 Stock Incentive Plan because the brokers did not receive instructions on this matter from the beneficial owners of the shares. Such shares are not considered represented at the meeting for the purpose of voting on the approval of the 2001 Stock Incentive Plan.

             VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE

     Shareholders whose shares are registered directly with Mellon Investor Services may vote either via the Internet or by calling Mellon Investor Services. Specific instructions to be followed by any registered shareholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

     If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Annual Report and Proxy Statement over the Internet, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided. Shareholders who elected to receive the Annual Report and Proxy Statement over the Internet will be receiving an e-mail by April 19, 2001 with information on how to access shareholder information and instructions for voting.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of the Company's by-laws. The current number of directors has been set by the Board at ten.

     The following table sets forth the name and age as of March 20, 2001 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years, any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940, and family relationships between directors and other directors or executive officers. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Lord James Blyth, 60...........  Director of the Company since 1995; Chairman since 2000 of
                                 Diageo plc, a beverage and food company; Chairman from 1998 to 2000, Deputy Chairman from 1994 to 1998 and Chief
                                   Executive Officer from 1987 to 1998 of The Boots Company,
                                   a diversified company engaged in manufacturing, retailing
                                   and real estate.
Robert L. Crandall, 65.........  Director of the Company since 1999; Chairman of the Board of
                                 Directors and Chief Executive Officer from 1985 to 1998 of
                                   AMR Corporation, an air transportation and diversified
                                   services company; Director of Celestica Inc., Clear
                                   Channel Communications, Inc. and Halliburton Company.
Robert W. Grubbs Jr., 44.......  Director since 1997, and President and Chief Executive
                                 Officer since 1998 of the Company; President and Chief
                                   Executive Officer of Anixter Inc., a subsidiary of the
                                   Company, since 1994; Director of A.M. Castle & Co.
F. Philip Handy, 56............  Director of the Company since 1986; a private investor;
                                 Managing Director of EGI Corporate Investments, a
                                   diversified management and investment business, from 1997
                                   to 1999; Partner of Winter Park Capital Company, a private investment firm, from 1980 to 1997; Director of Transmedia
                                   Network, Inc. and Wink Communications, Inc.
Melvyn N. Klein, 59............  Director of the Company since 1985; Managing General Partner of the investment partnership GKH Partners, L.P., since
                                   1987; Attorney and counselor-at-law since 1968; a founder
                                   of Questor Partners Fund, L.P. in 1995 and a principal of
                                   that partnership through 1999; a member of the Advisory
                                   Committee on International Economic Policy to the U.S.
                                   Secretary of State; Director of Devon Energy Corp., Bayou
                                   Steel Corporation, Hanover Compressor Company and ACTV,
                                   Inc.
John R. Petty, 70..............  Director of the Company since 1988; Chairman of TECSEC
                                 Incorporated, a data security company, since 1997; Chairman of Federal National Payables, Inc., a factoring company,
                                   since 1992; Private investor since 1988; Director of ANTEC
                                   Corporation.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Stuart M. Sloan, 57............  Director of the Company since 1994; a Principal since 1984 of Sloan Capital Companies, a private investment company;
                                   Chairman of the Board of Directors from 1986 to 1998 and
                                   Chief Executive Officer from 1991 to 1996 of Quality Food
                                   Centers, Inc., a supermarket chain; Director of Rite Aid
                                   Corp.
Thomas C. Theobald, 63.........  Director of the Company since 1995; Managing Director of
                                 William Blair Capital Partners, L.L.C. since 1994; Chairman and Chief Executive Officer from 1987 to 1994 of
                                   Continental Bank Corporation; Director of Jones, Lang
                                   LaSalle Incorporated, MONY Group, Liberty Funds and Xerox
                                   Corporation.
Matthew Zell, 34...............  President since 1990 of Prometheus Technologies, Inc. and its predecessor, an information technology consulting firm.
                                   Mr. Zell is the son of Samuel Zell.
Samuel Zell, 59................  Director since 1984, and Chairman of the Board of Directors since 1985 of the Company; Chairman since 1999 of Equity
                                   Group Investments, L.L.C., an investment company; Chairman of the Board of Directors from before 1994 through 1999 of
                                   Equity Group Investments, Inc., a real estate and
                                   corporate investment firm; Chairman of the Board of
                                   Directors since 1995 and Chief Executive Officer from 1995 to 1996 of Manufactured Home Communities, Inc.; Chairman
                                   of the Board of Directors of American Classic Voyages Co.,
                                   Capital Trust, Inc., Chart House Enterprises, Inc.,
                                   Danielson Holding Corporation and Chairman of the Board of
                                   Trustees of Equity Residential Properties Trust and Equity
                                   Office Properties Trust. Mr. Zell is the father of Matthew
                                   Zell.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee currently consists of Messrs. Petty (Chair), Klein and Theobald, who are each believed to be "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. Pursuant to its written charter, a copy of which is attached as an appendix, the Audit Committee provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations, and reviews related party transactions. The Audit Committee held three meetings in 2000.

     The Compensation Committee, currently consisting of Messrs. Sloan (Chair) and Crandall, Lord Blyth and Sheli Rosenberg, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held two meetings in 2000.

     The Executive Committee, currently consisting of Messrs. Klein and Petty and Samuel Zell (Chair), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee did not meet in 2000.

     The Board of Directors held five meetings in 2000. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

     The Company does not have a committee to nominate candidates for election to the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer, the four other most highly compensated executive officers of the Company and two other individuals who were no longer serving as executive officers at the end of the fiscal year, but whose compensation would otherwise require their inclusion in the tables.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                             COMPENSATION AWARDS
                                                                             -------------------
                            ANNUAL COMPENSATION                                           SECURITIES
                          -----------------------       OTHER ANNUAL       RESTRICTED     UNDERLYING      ALL OTHER
         NAME &                 SALARY     BONUS       COMPENSATION(1)   STOCK AWARD(2)    OPTIONS     COMPENSATION(3)
   PRINCIPAL POSITION     YEAR    ($)       ($)              ($)              ($)            (#)             ($)
   ------------------     ----  ------     -----       ---------------   --------------   ----------   ---------------
Robert W. Grubbs........  2000  525,000   305,000          22,208            932,427       150,000          2,550
  President & Chief       1999  500,000   273,450              --          1,214,110       150,000          2,400
  Executive Officer       1998  480,000   293,970              --                 --       150,000          2,400
Rod Dammeyer(5).........  2000  325,000        --           9,801                 --       150,000          2,550
  Vice Chairman           1999  325,000        --              --                 --       150,000          2,400
                          1998  325,000        --              --                 --       150,000          2,400
Dennis J. Letham........  2000  310,000   175,950          16,961            551,935        65,000          2,550
  Senior Vice
    President--           1999  295,000   162,000              --            720,034        50,000          2,400
  Finance and Chief       1998  280,000   175,800              --                 --        50,000          2,400
  Financial Officer
Lisa Kearns Lanz(5).....  2000  170,192   108,250             673                 --         5,000          2,550
  Vice
   President--Controller  1999  180,000   119,100              --                 --         5,000            519
                          1998  170,000    66,220              --                 --         5,000             --
John A. Dul.............  2000  168,000    99,500             340                 --         5,000          2,550
  General Counsel and     1999  160,000   158,000(4)           --                 --         5,000          2,400
  Assistant Secretary     1998  143,750    58,300              --                 --         5,500          2,400
Philip F. Meno..........  2000  152,000   112,300(4)        4,925                 --         5,000          2,550
  Vice President--Taxes   1999  144,500    98,509(4)           --                 --         5,000          2,400
                          1998  140,000    53,771(4)           --                 --        15,500          2,400
Rodney A. Shoemaker.....  2000  140,000    72,500             220                 --         4,000          2,550
  Vice
    President--Treasurer  1999  103,923    74,800(4)           --                 --         1,000          2,342
                          1998   70,616    46,954(4)           --                 --         1,500          1,646

---------------
(1) Represents above-market earnings on deferred compensation.

(2) Value of 43,118 and 25,523 restricted stock units on the date granted to Messrs. Grubbs and Letham, respectively, for 2000. These units vest annually in thirds beginning on the second anniversary of the grant or earlier in the case of certain events. Holders of stock units are entitled to receive any distributions on the stock of the Company or an equitable adjustment to the number of stock units based on such distribution. At December 29, 2000, the 59,406 and 35,231 shares of restricted stock previously granted to Messrs. Grubbs and Letham had a value of $1,284,655 and $761,870, respectively.

(3) Contributions to employee savings plan.

(4) Includes special project bonus.

(5) Resigned position as executive officer prior to end of fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                 -------------------------
                                 NUMBER OF     % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                 SECURITIES     OPTIONS                                    ASSUMED ANNUAL RATES OF
                                 UNDERLYING    GRANTED TO                                STOCK PRICE APPRECIATION FOR
                                  OPTIONS     EMPLOYEES IN   EXERCISE OR      DATE              OPTION TERM(1)
                                  GRANTED        FISCAL      BASE PRICE        OF       ------------------------------
             NAME                   (#)           YEAR         ($/SH)      EXPIRATION       5%($)           10%($)
             ----                ----------   ------------   -----------   ----------       -----           ------
Robert W. Grubbs(3)............   150,000         13.3%        20.4375      2-18-10       1,927,955        4,885,817
Rod Dammeyer(2)(3).............   150,000         13.3%        20.4375      2-18-10       1,337,722        3,205,484
Dennis J. Letham(3)............    65,000          5.8%        20.4375      2-18-10         835,447        2,177,187
Lisa Kearns Lanz(3)............     5,000           .4%        20.4375      2-18-10          64,265          162,861
John A. Dul(3).................     5,000           .4%        20.4375      2-18-10          64,265          162,861
Philip F. Meno(3)..............     5,000           .4%        20.4375      2-18-10          64,265          162,861
Rodney A. Shoemaker(3).........     4,000           .4%        20.4375      2-18-10          51,412          130,288

---------------
(1) These numbers are for presentation purposes only and are not predictions of future stock prices.

(2) Of these options, 100,000 have special vesting terms (see Compensation Committee Report) and expire on 2-18-07.

(3) 25% of options become exercisable on each anniversary of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING        VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                  AT FY-END(#)           AT FY-END($)
                                      SHARES        VALUE     --------------------   --------------------
                                    ACQUIRED ON   REALIZED        EXERCISABLE/           EXERCISABLE/
               NAME                 EXERCISE(#)      ($)         UNEXERCISABLE          UNEXERCISABLE
               ----                 -----------   --------       -------------          -------------
Robert W. Grubbs..................          0             0     270,000/360,000       1,242,656/1,635,469
Rod Dammeyer......................    685,832     8,640,721     262,500/0               924,219/0
Dennis J. Letham(1)...............     44,000       586,300     136,250/138,750         553,125/585,938
Lisa Kearns Lanz..................          0             0       8,625/9,125            39,313/41,672
John A. Dul(1)....................      6,200        77,500      12,750/12,750           55,656/58,625
Philip F. Meno....................          0             0      18,688/18,062           91,714/90,849
Rodney A. Shoemaker...............          0             0       3,125/5,875            14,266/16,891

---------------
(1) Includes options for shares of Anixter Inc.

                               PENSION PLAN TABLE

   ANNUAL
REMUNERATION
  ON WHICH                                 YEARS OF SERVICE
BENEFITS ARE   -------------------------------------------------------------------------
   BASED          5         10         15         20         25         30         35
------------      -         --         --         --         --         --         --
  $200,000     $12,000   $ 24,000   $ 36,000   $ 47,000   $ 59,000   $ 71,000   $ 71,000
   300,000      18,000     37,000     55,000     73,000     92,000    110,000    110,000
   400,000      25,000     50,000     75,000     99,000    124,000    149,000    149,000
   500,000      31,000     63,000     94,000    125,000    157,000    188,000    188,000
   600,000      38,000     76,000    114,000    151,000    189,000    227,000    227,000
   700,000      44,000     89,000    133,000    177,000    222,000    266,000    266,000
   800,000      51,000    102,000    153,000    203,000    254,000    305,000    305,000
   900,000      57,000    115,000    172,000    229,000    287,000    344,000    344,000
 1,000,000      64,000    128,000    192,000    255,000    319,000    383,000    383,000
 1,200,000      77,000    154,000    231,000    307,000    384,000    461,000    461,000
 1,400,000      90,000    180,000    270,000    359,000    449,000    539,000    539,000

     Above amounts are annual straight life annuity amounts (which are not reduced for social security benefits) payable upon retirement at age 65 under Anixter Inc. funded and unfunded defined benefit plans for Messrs. Grubbs, Letham, Dul, Meno and Shoemaker, who have 23, 8, 11, 15 and 14 years of service, respectively. Ms. Lanz resigned before her pension vested. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 2000 will be the salary shown in the summary compensation table for 2000 and the bonus shown in that table for 1999. Under the enhanced portion of the management incentive plan in effect in 1999 and 2000, the regular bonus opportunities for Messrs. Grubbs and Letham were halved; therefore, their cash bonuses for these years will be doubled in computing their covered compensation for pension purposes.

     In 2000 Mr. Dammeyer's unfunded pension benefits were cashed out for $4,419,525. As a result, he will be entitled only to the annuity amounts provided by the Company's funded plan as set forth in the above table. The annual remuneration upon which this benefit is based is limited by federal tax rules to a maximum amount, which in 2000 was $170,000. Mr. Dammeyer had 15 years of service.

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $60,000 of its stock in the form of stock units which convert to Common Stock at the pre-arranged time selected by each director and fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons. Directors are reimbursed for any expenses they incur in attending meetings. The Company at its discretion may purchase, for its market value, Common Stock obtained pursuant to these stock units or warrants granted in prior years.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Messrs. Grubbs and Letham are employed pursuant to contracts terminable on six months notice by either party, or earlier if there is good cause for termination as defined in the contracts. Good cause for termination by the executive includes forced relocation, significant reduction of salary, regular bonus opportunity, and other benefits, no longer holding his current position as defined in the contracts or any other significant reduction of responsibilities. Good cause for termination by the Company includes material fiduciary breaches and dishonest acts. If employment is terminated by the executive for good cause or by the Company without good cause within four years after a change of control as defined in the contracts, the executive is entitled to certain benefits. These benefits include (i) payment of a pro rata portion of his regular bonus for that year and his salary and regular bonus for the next two years, (ii) all his options to purchase stock will vest and be exercisable for the lesser of two years or their remaining life, (iii) his medical and life insurance coverage will continue during this two year period, (iv) if the change of control occurs during a period when a two year enhanced incentive opportunity is in effect, he will be cashed out of his enhanced incentive opportunity based on actual results through the most recent month and targeted results for the remainder of the period covered by the plan using the average price of the Common Stock for the trading days in the fiscal year prior to the change of control (see "Compensation Committee Report on Executive Compensation"), and (v) he will be held harmless from any golden parachute federal excise tax on these benefits. The executive is required to delay his termination for a specified period if the good cause is based on a change of position or reduction in responsibilities, but his stock options will vest at the time of the change of control if he is not continuing in his current position. If in connection with a change of control, at least 25% of the Common Stock is being exchanged for any consideration other than publicly traded common stock, the contracts provide that the executive's stock options will be exercisable to the extent necessary to enable the executive to participate in such exchange on a pro rata basis. Change of control is defined by the contracts as any third person (other than Samuel Zell and his affiliates) acquiring at least 25% of the Common Stock or substantially all the assets of the Company or the majority of the directors of the Company being comprised of individuals who were not nominated by the Board of Directors of the Company. Such a change of control will also vest the restricted shares or restricted stock units granted to Messrs. Grubbs and Letham and the other participants in the enhanced portion of the Company's management incentive plan. See "Compensation Committee Report on Executive Compensation."

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Lord James Blyth, Sheli Rosenberg, Stuart Sloan and Robert Crandall were members of the Compensation Committee of the Board of Directors.

     In some portion or all of 2000, Samuel Zell, Rod Dammeyer and Sheli Rosenberg served as members of the board of directors of numerous non-public companies owned in whole or in part by Samuel Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Sheli Rosenberg, Rod Dammeyer and/or Samuel Zell.

     The Company in the normal course of business sold $7,778,034 of products in 2000 to Allied Riser Communications Corporation. Samuel Zell and Sheli Rosenberg are executive officers, and Rod Dammeyer was an executive officer, of the limited liability company that owns approximately 10.1% of Allied Riser and an entity beneficially owned by Samuel Zell owns a majority interest in this limited liability company.

     In 1999, the Company entered into a financial advisory agreement with Equity Group Investments, L.L.C. ("EGI"). This agreement provides for EGI to provide financial advisory services as requested by the Company in connection with tender offers, acquisitions, sales, mergers and similar transactions. For such services, EGI will be paid a fee of 49 basis points of the enterprise value of the transaction (amount paid plus assumed debt). EGI is beneficially owned by trusts for the benefit of Samuel Zell and his family, and Rod Dammeyer was, and Sheli Rosenberg is, an executive officer of EGI. The terms of this agreement were determined by the Audit Committee.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph presented below shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses within the median of the range paid by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. From time to time, the Committee reviews studies comparing the compensation of the Company's executives with the compensation of similar executives of selected groups of companies. The companies in the comparison groups were selected because they were believed to be representative of the types of companies with which the company competes for executives. The companies in the comparison group were of all sizes and in several industries and have no correlation to the companies included in the peer group used in the "Performance Graph." Because of the great differences in size and industry between the Company and the companies in the comparison group, the determination of the Committee that the current compensation of the Company's executives is consistent with the Company's compensation policy is subjective.

     The salary of Mr. Grubbs was increased 5% in 2000 primarily to offset inflation.

     At the beginning of 1999, the Company announced aggressive goals to be achieved by year-end 2000. To provide an incentive to meet these goals, an enhanced incentive plan for 1999 and 2000 was adopted for Messrs. Grubbs and Letham and several other key employees. A target of approximately 144% of salary was established for Messrs. Grubbs and Letham. A goal for operating earnings before non-recurring items was established for each of 1999 and 2000. Achievement of these goals earns 100% of target. Achievement between approximately 90% and 110% of these goals earns between 50% and 150% of target. In 2000, the maximum of 150% of target was earned. The amount earned for the year is paid in restricted shares of Common Stock based on the average closing price of the stock for that year. In lieu of restricted shares, a participant, beginning with the award for 2000 performance, may elect to receive stock units that covert to shares of Common Stock at the time selected by the participant. The restricted shares or stock units vest in thirds beginning on the second anniversary of the grant or earlier in the case of death, disability, a change of control or any termination of employment, other than a voluntary termination of employment by the holder. Unvested shares or stock units are forfeited if the holder voluntarily terminates his employment. Messrs. Grubbs and Letham were issued 43,118 and 25,523 restricted shares or stock units, respectively, for their achievement of the 2000 goal under the enhanced portion of their management incentive plan.

     Messrs. Grubbs and Letham continued to participate in the regular portion of the management incentive plan, but their targets for this portion of the plan were set at 50% of their normal targets. Mr. Grubbs' regular incentive target opportunity for 2000 was established at 40% of his salary, with one third of this opportunity determined by the operating earnings of the Company, one third of this opportunity determined by the Company's return on tangible capital, and one third of this opportunity determined by the achievement of specified qualitative goals, with no weighting among these goals. Mr. Grubbs was awarded a regular incentive bonus for 2000 of $305,000. This represented 145% of his regular incentive target because each of the Company's financial goals and his qualitative goals in the aggregate were exceeded.

     The incentive opportunities for the other executive officers who participated in the 2000 regular incentive plan were set by the Committee at the beginning of the year at 40% of salary for Mr. Letham and from 36% to 42% of salary for the highest paid of the other executive officers participating in the plan. A portion of this opportunity ranging from two thirds for Mr. Letham to 75-70% for the others, was based on the financial results of the Company and the remainder was based on the achievement of specified qualitative goals. The components of the financial results were operating earnings and return on tangible capital, with the weighting dependent upon responsibilities. Incentive awards for 2000 for these executive officers were from 135% to 145% of target incentive opportunities because each of the financial targets was exceeded and the qualitative goals in the aggregate of each participant were exceeded. In addition, a special bonus of 13% of salary was paid to one executive officer for his work on a project.

     The grants to executives of options to purchase stock were based on guidelines adopted in 1998. The number of shares provided by the guidelines for each executive was determined at that time by taking a percentage of the executive's then salary and dividing that amount by the then value per option. The percentages were set in the same manner as other components of compensation. These percentages were not affected by previous grants.

     In lieu of participation in the 2000 incentive plan, Mr. Dammeyer was granted an additional option for 100,000 shares which became exercisable on August 18, 2000, when the price of the stock closed above $30.66 for more than 10 consecutive days.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual incentive awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.
Stuart Sloan
Lord James Blyth
Robert L. Crandall
Sheli Z. Rosenberg

                           REPORT OF AUDIT COMMITTEE

     Pursuant to its written charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services provided by the auditors to the Company with their independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and, as deemed advisable, without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2000. In addition, the Chair of the Committee on behalf of the Committee (with the opportunity to convene a meeting of the full committee if deemed advisable) reviews proposed interim financial statements with management and the independent auditors.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2000 for filing with the Securities and Exchange Commission. The Committee has selected the Company's independent auditors.
John R. Petty
Melvyn N. Klein
Thomas C. Theobald

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a peer group index as required by the rules of the Securities and Exchange Commission.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
[PERFORMANCE GRAPH]

ANIXTER INTL INC                                                        RUSSELL 2000                        PEER GROUP
----------------                                                        ------------                        ----------
1995       100                                                                 100.00                             100.00
1996       86.58                                                               116.54                             117.95
1997       88.59                                                               142.45                             136.72
1998       109.06                                                              139.26                             123.65
1999       110.74                                                              169.00                             109.74
2000       116.11                                                              164.08                              95.41

     The Company's Peer Group Index consists of the following companies: Arrow Electronics Inc., Avnet Inc., W.W. Grainger Inc., Ingram Micro, Pioneer-Standard Electronics, Inc., Premier Farnell, Richardson Electronics Ltd., and Tech Data. This peer group was selected based on a review of publicly available information about these companies and the Company's determination that they are engaged in distribution businesses similar to that of the Company.

     This year's Peer Group Index differs from last year's as follows: Anicom Inc. was deleted because it has gone out of business, and Kent Electronics Corp. was replaced by Richardson Electronics Ltd. because Kent's distribution business has become a less important component of its business model. Had Kent Electronics Corp. not been replaced by Richardson Electronics, the ending value of a $100 investment in the Peer Group would have been $93.15, rather than $95.41.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 2, 2001, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options or warrants exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                                 OPTIONS
                                                                   AND
                                                                 WARRANTS
                                                   COMMON       FOR COMMON                PERCENT
                                                   STOCK          STOCK        TOTAL      OF CLASS
                                                ------------    ----------   ----------   --------
Name of Beneficial Owner(1)
  Lord James Blyth............................      16,168(7)      10,000        26,168         *
  Robert L. Crandall..........................       8,288(9)           0         8,288         *
  Rod F. Dammeyer.............................     353,144(3)     150,000       503,144    1.4%(6)
  F. Philip Handy.............................     57,168(10)      50,000       107,168         *
  Melvyn N. Klein.............................      39,168(4)(7)    50,000       89,168         *
  John R. Petty...............................     12,259(10)      50,000        62,259         *
  Sheli Z. Rosenberg..........................        61,454       30,000        91,454         *
  Stuart Sloan................................      41,168(7)      10,000        51,168         *
  Thomas C. Theobald..........................      41,168(7)      10,000        51,168         *
  Matthew Zell................................         5,500            0         5,500         *
  Samuel Zell.................................   5,013,481(5)      75,000     5,088,481   14.2%(6)
  Robert W. Grubbs............................     127,619(2)     405,000       532,619    1.5%(6)
  Dennis J. Letham............................      70,575(8)     188,750       259,325         *
  Lisa Kearns Lanz............................            --        7,000         7,000         *
  John A. Dul.................................         1,432       17,875        19,307         *
  Philip F. Meno..............................           800       24,125        24,925         *
  Rodney A. Shoemaker.........................         4,000        5,125         9,125         *
All directors and executive officers as a
  group including the above-named persons.....     6,160,237    1,379,125     7,539,362   20.2%(6)

---------------
* Percentage of shares beneficially owned does not exceed one percent of the class.

 (1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

 (2) Includes 43,118 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (3) Includes 14,200 shares held by Mr. Dammeyer's spouse and of which Mr. Dammeyer disclaims beneficial ownership.

 (4) Includes 4,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

 (5) The shares of Common Stock shown in this table include 4,647,147 shares that are owned by a limited liability company whose sole member is the Sam Investment Trust, whose beneficiaries are Samuel Zell and members of his family and whose trustee is a limited liability company; 285,000 shares that are owned by a limited liability company whose sole member is the Samuel Zell Revocable Trust, of which Samuel Zell is the trustee and beneficiary; and 81,334 shares that are owned directly by Samuel Zell. (See "Security Ownership of Principal Stockholders" below.)

 (6) All warrants and options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

 (7) Includes 16,168 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (8) Includes 25,523 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (9) Includes 6,288 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(10) Includes 2,177 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of April 2, 2001 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

 TITLE                   NAME AND ADDRESS OF           AMOUNT AND NATURE OF            PERCENT
OF CLASS                  BENEFICIAL OWNER             BENEFICIAL OWNERSHIP            OF CLASS
--------                 -------------------           --------------------            --------
Common          Samstock/SZRT, L.L.C.                           285,000(1)               14.2%(5)
                Samstock/SIT, L.L.C.                          4,647,147(1)
                Samuel Zell                                     156,334(1)
                Two North Riverside Plaza
                Chicago, Illinois 60606
Common          TIG Partners, L.P.                            5,554,000(2)               15.5%
                200 West Madison Street
                Suite 3800
                Chicago, Illinois 60606
Common          Merrill Lynch & Co., Inc.                     2,746,686(3)                7.7%
                World Financial Center, North Tower
                250 Vesey Street
                New York, New York 10381
Common          Robert H. and Ann Lurie Trust                 2,390,160(4)                6.8%
                Anda Partnership                                 26,668(4)
                LFT Partnership                                  26,668(4)
                Two North Riverside Plaza
                Chicago, Illinois 60606

---------------
(1) Samstock/SZRT, L.L.C. is a limited liability company whose sole member is the Samuel Zell Revocable Trust, of which Samuel Zell is the trustee and beneficiary. Samstock/SIT, L.L.C. is a limited liability company whose sole member is the Sam Investment Trust, whose trustee is the Chai Trust Company, L.L.C., a limited liability company. The beneficiaries of the Sam Investment Trust are Samuel Zell and members of his family. The amounts shown include 75,000 shares obtainable within 60 days of the date of this table by the exercise of options by Samuel Zell.

(2) The general partner of TIG Partners, L.P. is PDA Corp. All of the issued and outstanding capital stock of PDA Corp. is owned by Nicholas J. Pritzker.

(3) According to a Schedule 13G, dated February 5, 2001, filed by Merrill Lynch & Co., Inc. on behalf of Merrill Lynch Investment Managers, Merrill Lynch & Co., Inc. has shared power to vote and shared power to dispose of 2,746,686 shares.

(4) Mrs. Lurie is the beneficiary and a co-trustee of the Robert H. and Ann Lurie Trust. Anda Partnership and LFT Partnership are general partnerships, the partners of which are trusts created for the benefit of Mrs. Lurie and her family.

(5) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and an affiliate of Samuel Zell, Rod Dammeyer and Sheli Rosenberg, see "Compensation Committee Interlocks and Insider Participation."

                                   PROPOSAL 1

                     APPROVAL OF 2001 STOCK INCENTIVE PLAN

     The Company's 2001 Stock Incentive Plan (the "Incentive Plan") has been adopted by the Board of Directors (acting through the Compensation Committee) subject to the approval of the stockholders at this meeting.

     The purpose of the Incentive Plan is to facilitate the hiring, retention and continued motivation of key employees, consultants and directors while aligning more closely the interests of the plan participants with those of the Company and its stockholders by granting awards relating to the Company's common stock. The compensation committee of the Company's board of directors, such other board committee as the board may designate, or the board itself will administer the Incentive Plan (the "Committee"). Any key employee, director, or active consultant of the Company and its subsidiaries is eligible to receive a grant under the Incentive Plan. Grants made in 2000 under previous stock incentive plans of the Company are set forth in the table below. The Committee will make the determination of the persons within these categories (which encompass all officers) to receive grants, the terms, the form, and level of grants. Awards under the Incentive Plan may be in the form of incentive stock options, non-qualified stock options, stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units, dividend equivalent rights and reload options.

     The exercise price of any option or stock appreciation right cannot be less than the fair market value of the corresponding number of shares as of the date of grant, provided that up to 10% of the shares provided by the Incentive Plan may be granted pursuant to options or stock appreciation rights that have exercise prices that are not less than 85% of the fair market value of the corresponding number of shares as of the date of grant and provided further that options or stock appreciation rights replacing options or rights not granted by the Company may have exercise prices that, in the judgment of the Committee, result in options or rights comparable in value to those being replaced. In the Company's previous grants, the exercise price of stock options has been fair market value at the time of the grant and it is anticipated that the Company will continue this practice, absent special circumstances. No more than 25% of shares granted under the Incentive Plan may be awarded in a form other than options or stock appreciation rights. No person may be granted, in any period of two consecutive calendar years, awards under the Incentive Plan covering more that 900,000 shares of the Company common stock. No option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the stockholders. Adjustments pursuant to stock splits and other events that adjust the number of shares subject to the Incentive Plan, as explained below, will not be considered repricing.

     A total of 2,500,000 shares of the Company's common stock may be issued pursuant to the Incentive Plan. This number will be adjusted for stock splits, spin-offs, extra-ordinary cash dividends and similar events. The shares may be newly issued or common stock reacquired by the Company.

     The Committee may, from time to time, suspend, terminate, revise or amend the Incentive Plan or terms of any grant except that, without the approval of stockholders, no such revision or amendment may change the number of shares covered by or specified in the Incentive Plan, change the restrictions described above, or expand those eligible for grants under the Incentive Plan.

     Generally, under present federal tax laws, a grant under the Incentive Plan of a stock option, a stock unit or a share of restricted stock subject to the required risk of forfeiture should create no tax consequences for a participant at the time of grant. Generally, the Company will be entitled to tax deductions at the time and to the extent that participants recognize ordinary income. However, in some cases the Company will not be entitled to a deduction when a participant recognizes ordinary income from the exercise of the options if this income, together with other compensation received by that person from the Company, exceeds $1,000,000 in any one year.

     Upon exercise of an option, which is not an incentive stock option within the meaning of Section 422 of the Code, a participant will be taxed on the excess of the fair market value of the shares on the date of exercise over the exercise price. A participant will generally have no taxable income upon exercising an incentive stock option. The excess of the fair market value over the exercise price of an incentive stock option is, however, a tax preference item for alternative minimum tax purposes. If the participant does not dispose of shares acquired pursuant to the exercise of an incentive stock option within two years of the grant or one year of the exercise, any gain or loss realized on the participant's subsequent disposition will be capital gain or loss and the Company will not be entitled to a tax deduction. If such holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount realized upon disposition) over the option price and the Company will be entitled to a tax deduction. Any remaining gain is taxed as long or short-term capital gain. The value of a stock unit at the time it converts to stock and the value of restricted stock at the time the restriction lapses is taxed as ordinary income to the participant.

     Under current accounting rules, the impact that options would have on earnings of the Company if their value were treated as compensation expense will be shown in a footnote to the Company's financial statements.

     In 2000, the Company made the following grants under its previous stock incentive plans:

                                                              OPTION      STOCK OR
                                                              GRANTS     STOCK UNITS
                                                              ------     -----------
Robert W. Grubbs..........................................    150,000       59,406
Rod Dammeyer..............................................    150,000
Dennis J. Letham..........................................     65,000       35,231
Lisa Kearns Lanz..........................................      5,000
John A. Dul...............................................      5,000
Philip F. Meno............................................      5,000
Rodney A. Shoemaker.......................................      4,000
All executive officers, including the above (10
  persons)................................................    404,000
All directors who are not executive officers (9
  persons)................................................                  19,593
All employees other than those who are executive officers
  (232 persons)...........................................    723,500      186,536

     The options have an exercise price equal to the market price of the shares on the date of grant, vest annually in fourths beginning on the first anniversary of the grant, and will expire in ten years or sooner in some circumstances. The stock units granted to directors convert to shares on a one for one basis at the time selected by each recipient prior to grant. They vest quarterly over the year. The restricted stock granted to executive officers and other employees represent incentive opportunity earned by the Company's financial performance for 1999 under the enhanced portion of the Company's management incentive plan. These shares vest annually in thirds beginning on the second anniversary of their grant. For a further description of the options and restricted stock granted to the individuals named above, see "Executive Compensation -- Summary Compensation Table and Option Grants in Last Fiscal Year."

     The Committee will determine the terms of future grants under the Incentive Plan, subject to the restrictions described above.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                  PROPOSAL 1.

                      INDEPENDENT AUDITORS AND THEIR FEES

     The Audit Committee has selected Ernst & Young LLP as independent auditors of the Company for 2001. Ernst & Young LLP (and predecessor firm) have audited the Company's financial statements since 1980. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                                   AUDIT FEES

     Fees for the last annual audit were $493,000.

                                 ALL OTHER FEES

     All other fees were $2,757,100, including audit related services of $699,500 and nonaudit services of $2,057,600. Audit related services generally include fees for pension and statutory audits, business acquisitions and divestitures, accounting consultations and SEC registration statements. See "Report of Audit Committee" for discussion of consideration of these fees by the Audit Committee.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 20, 2001 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 2002 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 19, 2001

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          JAMES E. KNOX, Secretary

                                                                        APPENDIX

                           ANIXTER INTERNATIONAL INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and forward any recommended changes to the board of directors for approval. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting, operating and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate, retain and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall select the Company's independent auditors.

     - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting, operating and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall establish or approve guidelines for transactions with affiliates or related parties which are not subsidiaries of the Company and approve or ratify those transactions which such guidelines require to be so acted upon.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                           ANIXTER INTERNATIONAL INC.
                           2001 STOCK INCENTIVE PLAN

     1. PURPOSE AND EFFECTIVE DATE. Anixter International Inc. (the "Company") has established this 2001 Stock Incentive Plan (the "Plan") to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be the date it is approved by the Company's stockholders at the 2001 Annual Meeting of Stockholders.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

     3. SHARES SUBJECT TO PLAN. A total of 2,500,000 shares of Common Stock of the Company ("Shares") may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. Grants of incentive awards under the Plan will reduce the number of Shares available thereunder by the maximum number of Shares obtainable under such grants. If all or any portion of the Shares otherwise subject to any grant under the Plan are not delivered for any reason including, but not limited to, the cancellation, expiration or termination of any option right or unit, the settlement of any award in cash, the forfeiture of any restricted stock, or the repurchase of any Shares by the Company from a participant for the cost of the participant's investment in the Shares, such number of Shares shall be available again for issuance under the Plan. The number of Shares covered by or specified in the Plan and the number of Shares and the purchase price for Shares under any outstanding awards, may be adjusted proportionately by the Committee for any increase or decrease in the number of issued Shares or any change in the value of the Shares resulting from a subdivision or consolidation of Shares, reorganization, recapitalization, spin-off, payment of stock dividends on the Shares, any other increase or decrease in the number of issued Shares made without receipt of consideration by the Company, or the payment of an extraordinary cash dividend.

     4. ELIGIBILITY. All key employees, active consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an incentive award under the Plan on such conditions, limitations or restrictions as the Committee determines to appropriate for any reason. No person may be granted in any period of two consecutive calendar years, awards covering more than 900,000 Shares.

     5. AWARDS. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of section 422 of the Code), stock grants, stock units, restricted stock, stock appreciation rights, performance shares and units and dividend equivalent rights, and reload options to purchase additional Shares if Shares are delivered in payment of any other options, and shall establish the number of Shares subject to each such grant and the terms thereof, including any adjustments for reorganizations and dividends, subject to the following:

          (a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

          (b) The exercise price of any option or stock appreciation right shall not be less than the fair market value of a corresponding number of Shares as of the date of grant, except (i) options or stock appreciation rights being granted to replace options or rights not initially granted by the Company may be granted with exercise prices that in the judgment of the Committee result in options or rights having comparable value to the options or rights being replaced, and
          (ii) up to 10% of the Shares may be granted pursuant to options or stock appreciation rights that have exercise prices of not less than 85% of the fair market value of a corresponding number of Shares as of the date of grant.

          (c) No more than 25% of the Shares may be awarded in a form other than options or stock appreciation rights.

          (d) No option may be repriced by amendment, substitution or cancellation and regrant, unless authorized by the stockholders. Adjustments pursuant to Section 3 above shall not be considered repricing.

     6. AMENDMENT OF THE PLAN. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever, provided that, without the approval of the stockholders of the Company, no such revision or amendment may increase the number of Shares subject to the Plan, change the provisions of Section 5 above, or expand those eligible for grants under the Plan.

     Adopted as of 14th day of February, 2001, by the Compensation Committee of the Board of Directors of Anixter International Inc.


                                            /s/ James E. Knox
                                            ---------------------------
                                            James E. Knox
                                            Secretary

PROXY                                                                      PROXY


                      PROXY SOLICITED BY AND ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                           ANIXTER INTERNATIONAL INC.


     The undersigned hereby appoints John Dul,      COMMENTS/ADDRESS CHANGE:
Dennis J. Letham and James E. Knox and each of      (PLEASE MARK COMMENT/ADDRESS
them (with full power of substitution in each)      BOX ON REVERSE SIDE.)
proxies of the undersigned to vote at the Annual
Meeting of Stockholders of Anixter International ---------------------------- Inc. to be held at 2:00 P.M., Central time, May
24, 2001, at One North Franklin Street, Chicago,    ----------------------------
Illinois, and at any adjournments thereof, all of
the shares of Common Stock of Anixter               ----------------------------
International Inc. in the name of the undersigned
on the record date.                                 ----------------------------

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE ---------------------------- VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED
STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS       ----------------------------
PROXY WILL BE VOTED FOR THE ELECTION OF ALL
NOMINEES AND FOR THE APPROVAL OF THE 2001 STOCK ---------------------------- INCENTIVE PLAN.


            PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.


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                              FOLD AND DETACH HERE

                                                                Please mark  [x]
                                                                your vote as
                                                                indicated in
                                                                this example

1. Election of the following       FOR ALL   WITHHOLD    2. Approval of 2001 Stock     3. In their discretion, such other matters
nominees as directors:            NOMINEES   AUTHORITY      Incentive Plan.               as properly may come before the meeting or
01 Lord James Blyth,                                                                      at any adjournment(s) thereof.
02 Robert L. Crandall,                                      FOR   AGAINST   ABSTAIN
03 Robert W. Grubbs Jr.,             [ ]        [ ]         [ ]     [ ]       [ ]         Please disregard if you have previously
04 F. Philip Handy,                                                                       provided your consent decision.        [ ]
05 Melvyn N. Klein,                           PLEASE CHECK BOX IF YOU INTEND  [ ]
06 John R. Petty,                                TO BE PRESENT AT MEETING                 By checking the box to the right,
07 Stuart M. Sloan,                                                                       I consent to future delivery of annual
08 Thomas C. Theobald,                            COMMENT/ADDRESS CHANGE      [ ]         reports, proxy statements, prospectuses
09 Matthew Zell and                           Please mark this box if you                 and other materials and shareholder
10 Samuel Zell.                               have written comments/address               communications electronically via the
                                              change on the reverse side.                 Internet at a webpage which will be
Withhold for the following only:                                                          disclosed to me. I understand that the
(Instruction: Write the name of the                                                       Company may no longer distribute printed
nominee(s) from whom you are with-                                                        materials to me from any future
holding your vote in this space).                                                         shareholder meeting until such consent is
                                                                                          revoked. I understand that I may revoke
                                                                                          my consent at any time by contacting the
-----------------------------------                                                       Company's transfer agent, Mellon Investor
                                                                                          Services LLC, Ridgefield Park, NJ and that
                                                                                          costs normally associated with electronic
                                                                                          delivery, such as usage and telephone
                                                                                          charges as well as any costs I may incur
                                                                                          in printing documents, will be my
                                                                                          responsibility.

                                                                                    Dated:                                 ,2001
                                                                                         ---------------------------------

                                                                                    --------------------------------------------
                                                                                              (Signature of Stockholder)

                                                                                    --------------------------------------------
                                                                                             (Signature if held jointly)


                                                                                    IMPORTANT:  Please date this proxy and sign
                                                                                    exactly as your name appears hereon.  If stock
                                                                                    is held jointly, both holders should sign.
                                                                                    Executors, administrators, trustees, guardians
                                                                                    and others signing in a representative capacity
                                                                                    should give full title. PLEASE MARK, SIGN, DATE,
                                                                                    AND RETURN THIS PROXY CARD PROMPTLY USING THE
                                                                                    ENCLOSED ENVELOPE.

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                              FOLD AND DETACH HERE

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

           INTERNET                                  TELEPHONE                              MAIL
  http://www.eproxy.com/axe                        1-800-840-1208

Use the Internet to vote your              Use any touch-tone telephone               Mark, sign and date
proxy. Have your proxy card in             to vote your proxy. Have your                your proxy card
hand when you access the web site.         proxy card in hand when you call.                  and
You will be prompted to enter your   OR    You will be prompted to enter your   OR      return it in the
control number, located in the box         control number, located in the            enclosed postage-paid
below, to create and submit                box below, and then follow the                   envelope.
an electronic ballot.                      directions given.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.




YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT ON
THE INTERNET AT: www.anixter.com/investor/d0200p01.htm http://www.anixter.com/investor/d0200p01.htm